SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 6, 2002

PATINA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14344 (Commission File Number)	75-2629477 (IRS Employer Identification No.)

1625 Broadway Denver, Colorado (Address of principal executive offices)		80202 (zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 2.    ACQUISITION OR DIPOSITION OF ASSETS.

Patina Oil & Gas Corporation (the “Company”) announced on December 9, 2002 the closing of its acquisition of Bravo Natural Resources, Inc. (“Bravo”), a Delaware corporation, on December 6, 2002. Attached and incorporated by reference hereto as Exhibit 99.1 is the press release related to the acquisition issued by the Company dated December 9, 2002.

The acquisition of the stock of Bravo from Natural Gas Partners, V LP, the majority owner, and other individual stockholders closed on December 6, 2002 for final consideration of $119 million in cash funded with borrowings under the Company’s bank facility. As a result of the acquisition, Bravo became a wholly-owned subsidiary of the Company. The Bravo properties are primarily located in Hemphill County, Texas and Custer and Caddo Counties of western Oklahoma, within the Anadarko Basin. Proved reserves attributed to the properties were estimated at two million barrels of oil and 120 billion cubic feet of gas (133 Bcfe). Attached hereto as Exhibit 2.1 is the Agreement and Plan of Merger among Patina Oil & Gas Corporation, Patina Bravo Corporation, Bravo Natural Resources, Inc., and Certain of the Stockholders of Bravo Natural Resources, Inc. dated November 6, 2002.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

The consolidated balance sheets of Bravo Natural Resources, Inc. and Subsidiaries as of December 31, 2001 (audited) and September 30, 2002 (unaudited) and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 and 2001 (unaudited) will be filed by an amendment to this report no later than February 18, 2003.

(b)  Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of Patina Oil & Gas Corporation as of September 30, 2002 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 will be filed by an amendment to this report no later than February 18, 2003.

(c)  Exhibits.

2.1 Agreement and Plan of Merger among Patina Oil & Gas Corporation, Patina Bravo Corporation, Bravo Natural Resources, Inc., and Certain of the Stockholders of Bravo Natural Resources, Inc. dated November 6, 2002.*

*
All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Patina Oil & Gas Corporation will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1 Press release dated December 9, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder Executive Vice President and Chief Financial Officer

Date: December 9, 2002

Exhibit Index

Exhibit Number	Description

2.1
Agreement and Plan of Merger among Patina Oil & Gas Corporation, Patina Bravo Corporation, Bravo Natural Resources, Inc., and Certain of the Stockholders of Bravo Natural Resources, Inc. dated November 6, 2002.*

99.1	Press release dated December 9, 2002.

*
All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Patina Oil & Gas Corporation will furnish supplementally a copy of any omitted schedule to the Commission upon request.